SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549



                             FORM 8-K
                          Current Report



                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934




          Date of Report:          January 30, 1998
                            -------------------------------------
                              (Date of earliest event reported)



                   MARQUEE ENTERTAINMENT, INC.
-----------------------------------------------------------------
       Exact name of registrant as specified in its charter



       Nevada                   1-15413            95-3480640
--------------------------- ------------------- -----------------
State of other jurisdiction Commission File No. I.R.S. Employer
   of incorporation or                               ID No.
      organization


6404 Wilshire Boulevard, Suite 550, Los Angeles, California 90048
-----------------------------------------------------------------
             (Address of principal executive offices)


Registrant's telephone number, including area code:(213) 782-0090
                                                   --------------

  9044 Melrose Avenue, 3rd Floor, Los Angeles, California 90069
-----------------------------------------------------------------
   (Former name or former address if changed since last report)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On January 30, 1998, Marquee Entertainment, Inc. (the "Company") unilaterally terminated and rescinded the acquisition of Of Sound Mind, Inc. ("OSM"). The Company rescinded the transaction due to the inability to complete the audit of OSM's books and records and the discovery of previously undisclosed liabilities. As a result of the rescission, the Company canceled the 700,000 shares of the Company's common stock that were to be issued to the shareholders of OSM. The Company has also converted its investments in OSM into loans and will seek repayment of said loans. As of the date of the rescission, OSM is indebted to the Company in the amount of $100,000.00.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

         (a)  Financial Statements

              None

         (b)  Pro Forma Financial Information

              None

         (c)  Exhibits

              None

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 MARQUEE ENTERTAINMENT, INC.



                                 By:
                                    -----------------------------
                                    Ralph T. Smith
                                    President and
                                    Principal Accounting Officer

Date:  February 4, 1998








                                2